Exhibit 24(a)

                       POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation (the "Corporation"), does hereby constitute and appoint MICHAEL W. PHILLIPS, GEORGE F. SLOOK, KEITH E. TROST, RICHARD F. KOTZ and VENRICE R. PALMER, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of debt securities to be issued by the Corporation under the provisions of an appropriate indenture and the qualification of said indenture under said Trust Indenture Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name in the name and on behalf of the Corporation or as a director or officer, or both, of the Corporation, as indicated below opposite his signature, to the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said debt securities; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has
subscribed these presents, as of this    day of March, 1995.


          NAME                          TITLE



/s/ Michael W. Phillips            Director, President and
Michael W. Phillips                  Chief Executive Officer
                                     (Principal Executive
                                     Officer)

/s/ Keith E. Trost                 Vice President - Finance
Keith E. Trost                       and Administration and
                                     Assistant Secretary
                                     (Principal Financial
                                     and Accounting Officer)

/s/ James A. Blanda                Director
James A. Blanda



/s/ James D. Constantine           Director
James D. Constantine


/s/ Alice M. Peterson              Director
Alice M. Peterson


/s/ Larry R. Raymond               Director
Larry R. Raymond


/s/ George F. Slook                Director
George F. Slook


/s/ Kevin R. Slawin                Director
Kevin R. Slawin